Exhibit 99.1

PRESS RELEASE Aug. 7, 2018

Arrowhead Pharmaceuticals Reports Fiscal 2018 Third Quarter Results

-	Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., Aug. 7, 2018 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2018 third quarter ended June 30, 2018. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and provide Conference ID 8452059.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and provide Conference ID 8452059.

Selected Fiscal 2018 Third Quarter and Recent Events

•	Made presentations at the EASL International Liver Congress, including:
o	Preclinical data on ARO-AAT, the second generation candidate for the treatment of alpha-1 antitrypsin deficiency liver disease
o	Preclinical data on ARO-HBV, the third generation clinical candidate for the treatment of chronic hepatitis B virus infection
o	Clinical data on ARC-520, a prior generation compound for HBV

•

Presented preclinical data at various medical meetings on the growing pipeline, including data on two cardiometabolic candidates ARO-APOC3 and ARO-ANG3 and the first candidate targeting the lung, ARO-ENaC

•	Completed enrollment and dosing of the single ascending dose portion of the ongoing Phase 1/2 study of ARO-HBV and began dosing HBV patients in the multiple ascending dose portion of the study
•	Completed enrollment of the Phase 1 study of ARO-AAT
•	Received a positive EMA opinion on orphan designation for ARO-AAT, this follows orphan drug designation that was previously granted by the US FDA
•

Presented initial clinical data on ARO-AAT at the Alpha-1 National Education Conference, representing this was the first clinical data presented on the proprietary Targeted RNAi Molecule (TRiMTM) platform

•	Announced that Amgen had administered the first dose of AMG 890, formerly ARO-LPA, in a Phase 1 clinical study, which earned Arrowhead a $10 million milestone payment

Selected Fiscal 2018 Third Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
OPERATING SUMMARY	2018	2017	2018	2017

REVENUE	$727,375	$9,342,498	$4,887,321	$22,693,923
OPERATING EXPENSES
Research and development	12,052,653	11,136,741	36,974,625	37,363,207
General and administrative expenses	4,594,441	3,919,921	12,679,822	12,076,412
TOTAL OPERATING EXPENSES	16,647,094	15,056,662	49,654,447	49,439,619
OPERATING LOSS	(15,919,719)	(5,714,164)	(44,767,126)	(26,745,696)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	313,702	194,423	1,077,919	3,097,287
NET LOSS	$(15,606,017)	$(5,519,741)	$(43,689,207)	$(23,648,409)

NET LOSS PER SHARE (BASIC AND DILUTED):	$(0.18)	$(0.07)	$(0.53)	$(0.32)
WEIGHTED AVERAGE SHARES OUTSTANDING	87,634,435	74,772,103	82,149,381	73,603,852

FINANCIAL POSITION SUMMARY	June 30,	September 30,
	2018	2017
CASH AND CASH EQUIVALENTS	$27,995,386	$24,838,567
SHORT-TERM INVESTMENTS	32,484,708	40,769,539
LONG-TERM INVESTMENTS	17,672,658	-
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	78,152,752	65,608,106
OTHER ASSETS	34,750,275	38,414,174
TOTAL ASSETS	112,903,027	104,022,280
TOTAL LIABILITIES	11,143,668	23,155,118
TOTAL STOCKHOLDERS' EQUITY	101,759,359	80,867,162
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$112,903,027	$104,022,280

SHARES OUTSTANDING	87,854,651	74,785,426

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors and Media:

LifeSci Advisors, LLC

Brian Ritchie
212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Source: Arrowhead Pharmaceuticals, Inc.

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